EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Quepasa Corporation and Subsidiary on Form S-8, Nos. 333-88271, 333-93637, 333-118645 and 333-146486 of our report dated March 23, 2009 on the consolidated financial statements of Quepasa Corporation as of December 31, 2008 and for the year then ended appearing in the annual report on Form 10-K of Quepasa Corporation for the year ended December 31, 2008.

/s/ SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 31, 2009